Exhibit a(1)(vi)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING CLASS A ORDINARY SHARES INCLUDING CLASS A ORDINARY SHARES

REPRESENTED BY AMERICAN DEPOSITARY SHARES

OF

JUMEI INTERNATIONAL HOLDING LIMITED

AT

$2.00 PER CLASS A ORDINARY SHARE

AND

$20.00 PER AMERICAN DEPOSITARY SHARE

BY

JUMEI INVESTMENT HOLDING LIMITED

A WHOLLY OWNED SUBSIDIARY OF

SUPER ROI GLOBAL HOLDING LIMITED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY

TIME, AT THE END OF THE DAY ON MARCH 25, 2020, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are an offer to purchase, dated February 26, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related letters of transmittal (as it may be amended or supplemented from time to time, the “Letters of Transmittal”) corresponding to the offer by Jumei Investment Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Purchaser”), to purchase (the “Offer”) all of Class A Ordinary Shares of Jumei International Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Jumei” or the “Company”), par value $0.00025 per share (the “Class A Ordinary Shares”) including all Class A Ordinary Shares represented by American depositary shares (the “ADSs,” each representing ten Class A Ordinary Shares), not currently owned by Parent and Purchaser at a purchase price of $2.00 in cash per Class A Ordianry Share and $20.00 in cash per ADS, without interest and less $0.05 per ADS cancellation fees, $0.02 per ADS depositary service fees and other related fees and withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 26, 2020 (the “Offer to Purchase”), and in the related Share Letter of Transmittal, the ADS Letter of Transmittal and the related Share Withdrawal Letter, as applicable.

All capitalized terms not otherwise defined herein are defined in the Offer to Purchase.

Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF CLASS A ORDINARY SHARES AND ADSs ACCEPT THE OFFERS AND TENDER THEIR CLASS A ORDINARY SHARES AND ADSs TO PURCHASER PURSUANT TO THE OFFERS, AS APPLICABLE.

We (or our nominees) are the holder of record of Class A Ordinary Shares/ADSs held by us for your account. A tender of such Class A Ordinary Shares/ADSs can be made only by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Class A Ordinary Shares/ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related the Letters of Transmittal.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 25, 2020, UNLESS THE OFFER IS EXTENDED.

Your attention is directed to the following:

1. The Offer commenced on February 26, 2020 and will expire at 12:00 midnight, New York City time, at the end of the day on March 25, 2020, unless extended.

2. The Offer is subject to the satisfaction or waiver of various conditions described in Section 11 – “Conditions to the Offer” of the Offer to Purchase.

3. Purchaser will not pay any fees or commissions to any broker or dealer or to any other person (other than to the Information Agent and the Tender Agent) in connection with the solicitation of tenders of ADSs or Class A Ordinary Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

4. If required by U.S. federal income tax laws, Computershare Trust Company, N.A. (the “Tender Agent”) generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the Offer.

5. To validly tender ADSs, send the ADS Letter of Transmittal properly completed and duly executed bearing an original signature (with any required signature guarantees), and all other required documents (including American Depositary Receipts evidencing tendered ADSs, if applicable), to the Tender Agent at one of its addresses set forth at the end of the Offer to Purchase as soon as possible and in any event before 12:00 midnight, New York City time, at the end of the day on the Initial Expiration Date, unless the Offer is extended.

a. In order for a book-entry transfer of ADSs held through a broker or other securities intermediary to constitute a valid tender of ADSs in the Offer, the ADSs must be tendered by the holder’s securities intermediary before 12:00 midnight, New York City time, at the end of the day on the Initial Expiration Date. Further, before 12:00 midnight, New York City time, at the end of the day on the Initial Expiration Date, the Tender Agent must receive (i) a confirmation of a book-entry transfer of the tendered ADSs into the Tender Agent’s account at The Depository Trust Company or (ii) an Agent’s Message (as described in the Offer to Purchase) before 12:00 midnight, New York City time, at the end of the day on the Initial Expiration Date.

b. Holders of ADSs that cannot deliver such ADSs and all other required documents to the Tender Agent before 12:00 midnight, New York City time, at the end of the day on the Initial Expiration Date may nevertheless tender such ADSs by executing a Notice of Guaranteed Delivery and following the guaranteed delivery procedures described in the Offer to Purchase.

6. Under no circumstances will interest be paid on the Offer Price, regardless of any extension of the Offer or any delay in making payment for the Class A Ordinary Shares or the ADSs.

7. The Board of Directors of Jumei recommended that holders of Class A Ordinary Shares/ADSs accept the Offers and tender their Class A Ordinary Shares/ADSs to Purchaser pursuant to the Offers, as applicable.

A tender of the Class A Ordinary Shares/ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the Class A Ordinary Shares/ADSs, pursuant to your instructions. If you wish to have us tender any or all of the Class A Ordinary Shares/ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your Class A Ordinary Shares/ADSs, all such Class A Ordinary Shares/ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the Offer. An envelope in which to return your instructions to us is enclosed for your convenience.

THE MATERIALS RELATING TO THE OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.

THE ENCLOSED LETTERS OF TRANSMITTAL ARE FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH CLASS A ORDINARY SHARES/ADSs IN THE OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Payment for ADSs accepted for payment pursuant to the Offer will be made only after timely receipt of the required documents by the Tender Agent in accordance with the procedures set forth in the Offer to Purchase.

You may request additional information or copies of the Offer to Purchase and Letters of Transmittal from the Information Agent at its address and telephone number set forth below.

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Call Toll-Free: (866) 796-7178

Email: JMEI@dfking.com

INSTRUCTION FORM WITH RESPECT TO

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING CLASS A ORDINARY SHARES INCLUDING CLASS A ORDINARY SHARES

REPRESENTED BY AMERICAN DEPOSITARY SHARES

OF

JUMEI INTERNATIONAL HOLDING LIMITED

AT

$2.00 PER CLASS A ORDINARY SHARE

AND

$20.00 PER AMERICAN DEPOSITARY SHARE

BY

JUMEI INVESTMENT HOLDING LIMITED

PURSUANT TO THE OFFER TO PURCHASE DATED FEBRUARY, 26, 2020

The undersigned hereby instruct(s) you to tender the number of Class A Ordinary Shares/ADSs indicated below (and if no number is indicated, all Class A Ordinary Shares/ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the Offer to Purchase and in the Letters of Transmittal.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Class A Ordinary Shares/ADSs, including questions as to the proper completion or execution of any Letters of Transmittal, will be determined by Purchaser, in its sole discretion and that Purchaser reserves the absolute right to waive any defect or irregularity in any tender of Class A Ordinary Shares/ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of Class A Ordinary Shares/ADSs.

For Class A Ordinary Shares

Number of Class A Ordinary Shares to be Tendered:	SIGN HERE

Class A Ordinary Shares *

Signature(s)

Account Number:

Name(s)

Dated , 2020

Address(es)
* Unless otherwise indicated, it will be assumed that all Class A Ordinary Shares held for the undersigned’s account are to be tendered.
Area Code and Telephone Number

Taxpayer Identification or Social Security Number

For ADSs

Number of ADSs to be Tendered:	SIGN HERE

ADSs*

Signature(s)

Account Number:

Name(s)

Dated , 2020

Address(es)
* Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.
Area Code and Telephone Number

Taxpayer Identification or Social Security Number

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